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                                                                    Exhibit R(3)

                                     CONSENT

     I hereby consent to the use of my Certificate dated August, 2003 in the Prospectus included in the Registration Statement or amendment thereto filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission.


                                By  /s/ Graeme Garrett
                                   -----------------------------------
                                   Graeme Garrett
                                   Team Leader, Corporate Services
                                   Queensland Treasury Corporation


Date:  November 13, 2003